                                                                Exhibit 99(p)(2)


                            THE TORRAY CORPORATION
                                CODE OF ETHICS
                           Adopted Under Rule 17j-1

The Torray Corporation (the "Corporation"), is confident that its Directors, officers, and employees act with integrity and good faith. The Corporation recognizes, however, that personal interests may conflict with the Fund's interests where officers, Directors or employees:

     .    know about present or future Fund portfolio transactions; or

     .    have the power to influence Fund portfolio transactions; and

     .    engage in Securities transactions for their personal account(s).
                    ----------

In an effort to prevent these conflicts and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Corporation has adopted this Code of Ethics (the "Code") to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in
                                             ----------
Appendix I.)

I.   About this Code of Ethics

     1.   Who is covered by the Code of Ethics?
          ------------------------------------

          .    All Corporation Officers;
                               --------
          .    All Corporation Directors; and
                               ---------
          .    All Employees who, in connection with their regular duties, participate in the selection of the Fund's Securities or have
                                                          ----------
               access to information regarding the Fund's purchases and/or sales of Securities.
                  ----------

     2.   What rules apply to me?
          ----------------------

          This Code sets forth specific prohibitions regarding Securities
                                                               ----------
          transactions. They are applicable to everyone except where otherwise noted. It also sets out certain reporting requirements. For the reporting requirements that apply to you, please refer to Parts A-B, as indicated below.

          .  Directors and Officers                Part A
          .  Employees who are Access Persons           Part B
                               --------------

2.   Statement of General Principles.

     In recognition of the trust and confidence placed in the Corporation by the Fund, and because the Corporation believes that its operations should benefit the Fund's shareholders, the Corporation has adopted the following general principles:

     1. The interests of Fund shareholders are paramount. Shareholder interests must be placed before your own.

     2.   You must accomplish all personal Securities transactions in a manner
                                           ----------
          that avoids conflict between your personal interests and those of the Fund and its shareholders.

     3. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Corporation, or that bring into question your independence or judgment.

3.   Prohibitions and Restrictions Applicable to All Torray Corporation
Personnel.

     1.   Prohibition Against Fraud, Deceit and Manipulation.
          --------------------------------------------------

          You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:
                                    ----------------------

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     2.   Limits on Accepting or Receiving Gifts.
          --------------------------------------

          You may accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

     3.   Blackout Period on Personal Securities Transactions.
          ---------------------------------------------------

          You cannot purchase or sell, directly or indirectly, any security in
                                                                   --------
          which you have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related)
          --------------------
          security is being purchased or sold by Fund.
          -----------------------------------

     4.   Sixty-Day Prohibition on Selling Securities.
          -------------------------------------------

          You cannot sell a security within 60 days of acquiring that security.
                            --------                                  --------

     5.   Pre-Approval of Private Placements; Purchase of Shares in IPOs.
          --------------------------------------------------------------

          You must obtain approval from the Corporation's President before acquiring beneficial ownership of any Securities sold in a private
                                                ----------
          placement or as a part of an initial public offering.
                                       ------- ------ --------

4.   Review and Enforcement of the Corporations's Code.

     1.   Appointment of Review Officer.
          -----------------------------

          A review officer (the "Review Officer") will be appointed by the Corporation's President to perform the duties described in this
          Section V.

     2.   The Review Officer's Duties and Responsibilities.
          ------------------------------------------------


          1.   The Review Officer shall notify each person who becomes an Access
                                                                          ------
               Person and is thereby required to report under this Code of
               ------
               Ethics, no later than 10 days prior to the first quarter in which they are obligated to begin reporting.

          2.   The Review Officer will, on a monthly basis, compare all reported
                                             -------
               personal Securities transactions with the Fund's completed
                        ----------
               portfolio transactions and a list of Securities being considered
                                                    ----------
               for purchase or sale by the Corporation to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

          3. If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President. The President will determine whether the person violated the Code.

          4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

          5.   The Review Officer will report his or her own Securities
                                                             ----------
               transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities
                                                            ----------
               transactions so reported.

     3.   Resolution; Sanction(s).
          -----------------------

          If the President finds that a person has violated the Code, the President will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the President deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

5.   Interrelationship With The Torray Fund's Code of Ethics.

     1.   General Principle.
          -----------------

          A person who is both an Officer and/or Trustee of the Fund and an
                          ----                                       ---
          Officer, Director and/or Employee of the Corporation is only required to report under this Code of Ethics.

     2.   Procedures.  The President of the Corporation shall:
          ----------

          1. Submit to the Board of Trustees of the Fund a copy of this code of ethics;

          2. Promptly furnish to the Fund, upon request, copies of any reports made under this code of ethics by any person who is also covered by the Fund's code;

          3. Promptly report to the Fund in writing any material amendments to this code of ethics; and

          4. Immediately furnish to the Fund, without request, all material information regarding any violation of this code of ethics by any person.

6.   Annual Written Report to the Board

     At least once a year, the Torray Corporation will provide a written report to the Board that includes:

     (1)  Issues Arising Under the Code.  The report will describe any issue(s)
          -----------------------------
          that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violation(s), and any resulting sanction(s).

     (2)  Certification and Adoption.  The report will certify to the Board that
          --------------------------
          the Torray Corporation has adopted measures reasonably necessary to prevent its Access Persons from violating the Code currently and in
                      --------------
          the future.

7.   Recordkeeping.

     The Corporation will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

     1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     2. A list of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     3. A copy of each quarterly transaction report made by an Access Person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     4. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

     5. A copy of each annual written report to the Board must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     6. The Corporation must maintain a record of any decisions, and the reasons supporting the decision, to approve the acquisition by Access Persons of Securities acquired in an IPO or private placement, for at
                     ----------
          least five years after the end of the fiscal year in which the approval is granted.

8.   Miscellaneous.

     1.   Confidentiality.  All personal Securities transactions reports and any
          ---------------                ----------
          other information filed under this Code will be treated as confidential, provided that such reports and related information may be provided to the Securities and Exchange Commission and other
                             ----------
          regulatory agencies.

     2.   Interpretation of Provisions.  The Corporations's President may from
          ----------------------------
          time to time adopt such interpretations of this Code as he deems appropriate.

                                    PART A
                            Directors and Officers

9.   General Obligations.

     List of Securities Holdings.
     ---------------------------

     You must provide the Review Officer with a complete listing of all Securities you beneficially own as of December 31, 1999. Each following
     ----------     ------------ ---
     year, you must submit a revised list to the Review Officer showing the Securities you beneficially own as of December 31. You must submit the
     ----------     ------------ ---
     initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.

10.  Required Transaction Reports.

     1.   Quarterly Transaction Reports:
          -----------------------------

          1.   On a quarterly basis, you must report transactions in Securities,
                                                                     ----------
               as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

          2. If you had no reportable transactions or did not open any Securities accounts during the quarter, you are still required to
               ----------
               submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

          3. Remember: You are not required to report your transactions under the Fund's Code if you are required to file reports under this Code of Ethics.

     2.   What Securities Transactions and Accounts are Covered Under Your
          ----------------------------------------------------------------
          Quarterly Reporting Obligation?
          ------------------------------

          You must report all transactions in Securities that because of the
                                              ----------
          transaction, you acquire direct or indirect beneficial ownership.  The
                                                      --------------------
          report must also include any account you established in which securities were held during the quarter.

     3.   What Securities Transactions May Be Excluded from Your Report?
          -------------------------------------------------------------

          You are not required to detail or list the following Securities or
                                                               ----------
          transactions on your report:

          1. Purchases or sales effected for any account over which you have no direct or indirect influence or control.
                                                  -------

          2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by
                                                          ----------
               your employer.

          3. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as
                                                         ----------
               you acquired these rights from the issuer, and sales of such rights so acquired.

          4. Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

          You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.
          --------------------        --------

                                    PART B

                     Employees Who Are "Access Persons" --
                      Those who, in connection with their
                 regular duties, participate in the selection
                of the Fund's Securities, or have access to the
                              ----------
                 Fund's future purchase or sale of Securities
                                                   ----------

11.  General Obligations.

     1.   List of Securities Holdings.
          ---------------------------

          You must provide the Review Officer with a complete listing of all Securities you beneficially own as of December 31, 1999. Each
          ----------     ------------ ---
          following year, you must submit a revised list to the Review Officer showing the Securities you beneficially own as of December 31. You
                      ----------     ------------ ---
          must submit the initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.

12.  Required Transaction Reports.

     1.   Quarterly Transaction Reports:
          -----------------------------

          1.   On a quarterly basis, you must report transactions in Securities,
                                                                     ----------
               as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

          2. If you had no reportable transactions or did not open any Securities accounts during the quarter, you are still required to
               ----------
               submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

     2.   What Securities Transactions and Accounts are Covered Under Your
          ----------------------------------------------------------------
          Quarterly Reporting Obligation?
          ------------------------------

          You must report all transactions in Securities that because of the
                                              ----------
          transaction, you acquire direct or indirect beneficial ownership. The
                                                      --------------------
          report must also include any account you established in which Securities were held during the quarter.
          ----------

     3.   What Securities Transactions May Be Excluded from Your Report?
          -------------------------------------------------------------

          You are not required to detail or list the following Securities or
                                                               ----------
          transactions on your report:

          1. Purchases or sales effected for any account over which you have no direct or indirect influence or control.
                                                  -------

          2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by
                                                          ----------
               your employer.

          3. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as
                                                         ----------
               you acquired these rights from the issuer, and sales of such rights so acquired.

          4.   Purchases or sales which are non-volitional on the part of the
               person,       including purchases or sales upon exercise of puts
               or calls written by the person and sales from a margin account to a bona fide margin call.

          You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.
          --------------------        --------

                                  APPENDIX I

                                  Definitions

Access Person  includes any director or officer of a fund or of a fund's
-------------
investment adviser and any employee of the fund or its investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio Securities or who has access to information
                                ----------
regarding a fund's purchases or sales of  Securities.
                                          ----------

Beneficial ownership means the same as it does under Section 16 of the
--------------------
Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any Securities in which
                                                          ----------
you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of Securities held by your spouse, your
                                          ----------
minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act.
-------
Section 2(a)(9) provides that "control" means the power to exercise a
                               -------
controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting Securities is presumed to give
                                                 ----------
the holder of such Securities control over the company.  This presumption may be
                   ---------- -------
countered by the facts and circumstances of a given situation.

Initial public offering ("IPO") means an offering of Securities registered under
-------------------------------                      ----------
the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Private placement (or limited offering) means an offering that is exempt from
-----------------     ----------------
registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933.

Purchase or sale of a security includes, among other things, the writing of an
------------------------------
option to purchase or sell a security.
                             --------

Security means the same as it does under Section 2(a)(36) of the 1940 Act,
--------
except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, any option to purchase or sell, and any security convertible into or exchangeable
                                    --------
for any security.
        --------

A security held or to be acquired by the Fund means any security that within the
  -------------------------------                       --------
most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund, any option to purchase or sell, and any security convertible into or
                                              --------
exchangeable for any security.
                     --------

A security is being purchased or sold by the Fund from the time a purchase or
  --------    -----------------------
sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Fund when a security is
  --------    -------------------------------------                  --------
identified as such by the Adviser to the Fund.

                                  APPENDIX II
                            THE TORRAY CORPORATION

Quarterly Personal Securities Transactions Report

Name of Reporting Person: __________________________________
Calendar Quarter Ended: ____________________________________

----------------------------------------------------------------------------------------------------
                                                                            Name of Broker, Dealer
  Name                                                                                or
   of        Date of     Title of    No. of Shares/     Type of                 Bank Effecting
 Issuer    Transaction   Security   Principal Amount  Transaction   Price        Transaction
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here. [_]

If you established an account within the last quarter, please provide the following information:

----------------------------------------------------------------------------------------------------
Name of Broker,    Date Account was   Interest Rate      Maturity Date     Date Report Submitted
Dealer or Bank     Established       (if applicable)    (if applicable)    by Access Person




----------------------------------------------------------------------------------------------------

If you did not establish a  account within the last quarter, please check here.
[_]

If you to disclaim beneficial ownership of one or more Securities reported
                   --------------------                ----------
above, please describe below and indicate which are at issue.___________________
________________________________________________________________________________
________________________________________________________________________________


_______________________        ________
Signature                      Date

                           RETURN TO WILLIAM M LANE.

                                     II-1